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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 033-64499 of Crown Crafts, Inc. on Form S-8 of our report dated August 15, 2000 (August 31, 2000 as to Note 6), appearing in the Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended April 2, 2000.



/s/ Deloitte & Touche LLP
Atlanta, Georgia
September 15, 2000